Exhibit 26(n)(1)

April 25, 2005

United Investors Life Insurance Company

2001 Third Avenue South

Birmingham, Alabama 35233

Re:	Universal Life Variable Account (Advantage Plus)
Form N-6 File No. 333-26505

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 filed by United Investors Life Insurance Company for certain variable life insurance policies (File No. 333-26505). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Frederick R. Bellamy
Frederick R. Bellamy

FRB:dk